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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 20, 2001 included in this Form 10-K, into previously filed Registration Statements on Form S-8, File No. 33-63671, Form S-8, File No. 333-48081, Form S-8, File No. 333-48882, Form S-3, File No. 333-
23157, Form S-3, File No. 333-81913, Form S-3, File No. 333-54704 and Form S-4,
File No. 333-48293.

/s/ Arthur Andersen, LLP


Vienna, VA
March 16, 2001